UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report: June 1, 2016

(Date of earliest event reported)

OurPet’s Company

(Exact name of registrant as specified in its charter)

Colorado	000-31279	34-1480558
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1300 East Street, Fairport Harbor, OH 44077

(Address of principal executive offices including zip code)

440-354-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

OurPet’s Company (the “Company”) held its annual meeting of shareholders on June 1, 2016 at the Company’s headquarters in Fairport Harbor, Ohio. The matters voted on and the results of the vote are as follows:

Proposal 1

The following persons were elected to the Company’s board of directors to hold office until the 2017 annual meeting of shareholders or until their respective successors are elected and qualified:

	Number of Votes
	For	Withheld	Broker Non-Votes
Dr. Steven Tsengas	12,897,989	228,163	2,345,846
Joseph T. Aveni	13,023,924	102,228	2,345,846
William L. Lechtner	13,017,524	108,628	2,345,846
Charles C. MacMillan	13,018,024	108,128	2,345,846
John W. Spirk, Jr.	13,024,024	102,128	2,345,846

Proposal 2

The ratification of the appointment of NMS, Inc. as the Company’s independent auditor for the fiscal year ending December 31, 2016 received the following vote:

Number of Votes
For	Against	Abstain
15,467,936	962	3,100

Proposal 3

The advisory approval of the compensation of our named executive officers for 2015 received the following vote:

Number of Votes
For	Against	Abstain
12,950,466	163,228	12,458

Item 8.01.      Other Events.

At the Annual Meeting, Dr. Steven Tsengas, the Company’s Chief Executive Officer, gave a presentation about the Company to stockholders in attendance, including participation in a Q&A period after the presentation. A link to the presentation materials is available at http://www.ourpets.com/investors/presentations/.

On June 6, 2016, the Company published a fact sheet containing highlights of the Company’s fourth quarter 2015 financial results and first quarter 2016 results on its website at http://www.ourpets.com/investors/presentations/.

A copy of the fact sheets are also attached hereto as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Fourth Quarter 2015 and First Quarter 2016 Fact Sheets

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2016	OurPet’s Company

	By:	/s/ Scott R. Mendes
Scott R. Mendes, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Fourth Quarter 2015 and First Quarter 2016 Fact Sheets